Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                  June 30
                                                       ----------------------------------------------------------------

                                                                        2006                       2005
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 2,304,253              $ 1,903,979
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                1,270,268                  955,370
             Operation and Maintenance                                      427,789                  389,698
             Property, Franchise and Other Taxes                             69,672                   68,735
             Depreciation, Depletion and Amortization                       181,596                  176,377
             Impairment of Oil and Gas Producing Properties                  62,371                        -
                                                                 -------------------          ---------------
                                                                          2,011,696                1,590,180
                                                                 -------------------          ---------------

Operating Income                                                            292,557                  313,799

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                          3,647                    2,316
             Impairment of Investment in Partnership                         (4,158)                       -
             Other Income                                                    17,314                    9,019
             Interest Expense on Long-Term Debt                             (72,757)                 (73,987)
             Other Interest Expense                                          (4,424)                 (10,844)
                                                                 -------------------          ---------------
Income from Continuing Operations Before Income Taxes                       232,179                  240,303

Income Tax Expense                                                           77,744                   91,268
                                                                 -------------------          ---------------

Income from Continuing Operations                                           154,435                  149,035

Income (Loss) from Discontinued Operations                                   30,900                   (1,005)
                                                                 -------------------           --------------

Net Income Available for Common Stock                                  $    185,335              $   148,030
                                                                 ===================          ===============
Earnings Per Common Share:
     Basic
             Income from Continuing Operations                         $       1.83              $      1.79
             Income (Loss) from Discontinued Operations                        0.37                    (0.01)
                                                                 -------------------         ----------------
             Net Income Available for Common Stock                     $       2.20              $      1.78
                                                                 ===================          ===============
     Diluted
             Income from Continuing Operations                         $       1.79              $      1.76
             Income (Loss) from Discontinued Operations                        0.36                    (0.01)
                                                                 -------------------          ---------------
             Net Income Available for Common Stock                     $       2.15              $      1.75
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   84,205,652               83,164,757
                                                                 ===================          ===============
             Used in Diluted Calculation                                 86,063,076               84,559,840
                                                                 ===================          ===============